Exhibit 10.5

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT to Lease (the “First Amendment”) is dated for reference purposes May 27, 2004 and is entered into by and between ProLogis California I LLC a Delaware limited liability company, as successor to Tab Warehouse Fontana II, a California Limited Partnership (“Lessor”), and BWAY Corporation, a Delaware Corporation, as successor to Brockway Standard, Inc., a Delaware Corporation (“Lessee”).

RECITALS

WHEREAS Lessor and Lessee executed that certain lease (the “Lease”) dated February 24, 1995 for a certain premises (“Premises”) commonly known as 11440 Pacific Avenue, Fontana, CA 92337; and

WHEREAS Lessee and Lessor desire to amend the Lease pursuant to this First Amendment.

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree to amend the Lease as follows:

1.	Integration. All references in the Lease to the “Lease” shall be and hereby are deemed to include, without limitation, this First Amendment.

2.	Premises: Lessee’s current space consists of approximately 72,260 square feet (the “Existing Premises”). The Existing Premises shall be expanded to include the adjacent bay consisting of approximately 12,162 square feet (the “Expansion Premises”) as shown on Exhibit D. Effective upon Substantial Completion (as hereinafter defined) of the Expansion Premises, the Lease shall be to deemed amended as follows: (A) the “Premises,” as defined in the Lease, shall include both the Existing Premises and the Expansion Premises, (B) the size and configuration of the Premises, as set forth in the Lease, shall be approximately 84,442 square feet, as depicted on Exhibit E attached hereto, and (C) Exhibit A to the Lease (sketch of the Premises) shall be replaced by Exhibit E attached hereto. As used herein “Substantial Completion” shall mean that, in Lessor’s reasonable opinion, the Expansion Premises are in a condition suitable for Lessee’s immediate use and occupancy thereof. Lessee’s pro-rata share of the Building shall be modified to 61.95%

3.

Lease Term. Pursuant to the terms of this First Amendment, the Expiration Date of the Lease is hereby amended to be April 30, 2010. Lessor confirms that Lessee’s options to extend the term of Lease, as set forth in Section 63 of the Lease, shall remain in full force and effect, but shall be effective as of the 181st month of the Lease and the 241st month of the Lease, respectively. References in Section 63 of the Lease to the “initial term” shall hereafter be deemed to include the additional Term as extended in this First Amendment to Lease.

4.	Monthly Base Rent: The Base Rent schedule as defined in Paragraphs 1.5 and 49 of the Lease are hereby amended as follows:

Period	Monthly Base Rent
Until 30 days after Substantial Completion of the Tenant Improvements	$28,534.80
31 days after Substantial Completion to March 31, 2005	$33, 338
April 1, 2005 to April 30, 2005	$0.0
May 1, 2005 to April 30, 2007	$33,338
May 1, 2007 to April 30, 2010	$36,335

5.	Operating Expenses: Upon Substantial Completion of the Tenant Improvements, Lessee’s Monthly Operating Expense obligation shall be expanded to include the Expansion Premises on a pro-rata share basis.

6.	Security Deposit: Lessee shall deliver an additional $4,802 to Lessor concurrent with the delivery of this First Amendment executed by Lessee, thereby increasing the Security Deposit from $28,534 to $33,336.

7.	Tenant Improvements: Lessor, at it’s sole cost and expense, in accordance with all applicable laws, ordinance, regulations, covenants and restrictions and in a good and workman-like manner with commercial grade supplies and materials, shall complete as expeditiously as reasonably possible, the following Tenant Improvements to the Premises:

1)	Construction of a new full-height demising wall to incorporate the Expansion Premises into the Premises.

2)	Integration of the lighting and other existing electrical distribution equipment in the Expansion Premises into the existing electrical system and meter for the Premises.

3)	Construction of two 12’ X 14’ openings in the existing demising wall at mutually agreeable locations.

8.	Broker’s Commission: No brokers are involved in this transaction. Notwithstanding any language to the contrary in the Lease, Lessor and Lessee agree that Lessor shall have no obligation to pay a brokerage commission relating to this First Amendment.

9.	Other Terms & Conditions: Except as expressly amended by this First Amendment to Lease, all other terms and conditions of the Lease shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have signed this First Amendment to Lease as of the day and year first above written.

LESSOR		LESSEE

PROLOGIS CALIFORNIA I LLC, a Delaware limited liability company		BWAY Corporation a Delaware Corporation

by ProLogis, a Maryland real estate investment trust, its Managing Member

By	W. Scott Lamson	By	Kevin L. Kern
Name:	W. Scott Lamson	Name:	Kevin L. Kern
Title:	Senior Vice President	Title:	LFO

AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE – GROSS

1. Basic Provisions (“Basic Provisions”).

1.1 Parties: This Lease (“Lease”), dated for reference purposes only,             February 24            , 1995  , is made by and between             Tab Warehouse Fontana II, a California GENERAL Partnership

                                                                                                                                                                                                     (“Lessor”)

and             Brockway Standard, Inc., a Delaware Corporation                                                                                               (“Lessee”),

(collectively the “Parties,” or individually a “Party”).

1.2 Premises: That certain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease, and commonly known by the street address of             11440 Pacific Avenue Fontana, CA -----------------------------------------

located in the County of             San Bernardino    –    –    –    –    –    –    –     –    , State of             California    –    –    –    –    –     –

and generally described as (describe briefly the nature of the property)             a portion of a concrete tilt-up building totaling approximately 72,260 square feet.    San Bernardino County Assessor’s Parcel No. #0238-141-79-0000    *    See Exhibit “A”*    –

    –    –    –    –    –    –    –     –    –    –    –    –    –    –    –     (“Premises”). (See Paragraph 2 for further provisions.)

1.3 Term:     ten    (10)    –    –     years and     0    –    –    –     months (“Original Term”) commencing     April 1, 1995    –    –     (“Commencement Date”) and ending             March 31, 2005    –    –    –     (“Expiration Date”). (See Paragraph 3 for further provisions.)

1.4 Early Possession:             upon mutual lease execution and payment of monies             (“Early Possession Date”). (See Paragraphs 3.2 and 3.3 for further provisions.)

1.5 Base Rent: $    See #49 Herein    –    –    –     per month (“Base Rent”), payable on the     first (1st)    –    –     day of each month commencing             April 1, 1995 and continuing through March 31, 2005    –    –    –    –    –    –    –    –     –    –    –    –    –    –

    –    –    –    –    –    –    –     –    –    –    –    –    –    –    –     –    –    –    –    –    –    –    –     –    –    –    –    –    –    –    –     –    –    –    –    –    –    –    –     –    –    –    –    –    –    –    –     –    –    –    –    –    –    –    –     –    –    –    –    –(See Paragraph 4 for further provisions.)

☒ If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted.

1.6 Base Rent Paid Upon Execution: $    23,839.20    *See para. #49 *    –    –    –    –    –    –    –    –     –    –    –    –    –    –    –

as Base Rent for the period             April 1 through 30, 1995    –    –    –    –    –    –    –    –     –    –    –    –    –    –    –    –     –

1.7 Security Deposit: $28,534.80    –    –    –    –    –    –    –      (“Security Deposit”). (See Paragraph 5 for further provisions.)

1.8 Permitted Use:             general manufacturing, warehousing, distribution and administrative offices    –    –    –    –    –    –

    –    –    –    –    –    –    –     –    –    –    –    –    –    –    –     –    –    –    –    –    –    –    –     – (See Paragraph 6 for further provisions.)

1.9 Insuring Party: Lessor is the “Insuring Party.” $para. #51     is the “Base Premium.” (See Paragraph 8 for further provisions.)

1.10 Real Estate Brokers: The following real estate brokers (collectively, the “Brokers”) and brokerage relationships exist in this transaction and are consented to by the Parties (check applicable boxes):

        JM Realty Group / Collins Fuller    –    –    –    –    –    –    –     –    –    –    –    –    –    –    –     –    –    –    –    –    –    –     represents

☒ Lessor exclusively (“Lessor’s Broker”): ☐ both Lessee and Lessor, and

        DAUM Commercial Real Estate Services,            Eric M. Burney, SIOR    –    –    –    –    –    –    –    –     –    –    –    – represents

☒ Lessee exclusively (“Lessee’s Broker”): ☐ both Lessee and Lessor, (See Paragraph 15 for further provisions.)

1.11 Guarantor. The obligations of the Lessee under this Lease are to be guaranteed by             not applicable    –    –    –    –    –    –    –     –    –    –    –    –    –    –    –     –    –    –    –    –    –    –    –     –     (“Guarantor”). (See Paragraph 37 for further provisions.)

1.12 Addenda. Attached hereto is an Addendum or Addenda consisting of Paragraphs   49   through   67   and Exhibits   ”A”,

            ”B” & “C”    –    –    –    –    –    –    –     –    –    –    –    –    –    –    –     –    –    –    –     all of which constitute a part of this Lease.

2. Premises.

2.1 Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of square footage set forth in this Lease, or that may have been used in calculating rental, is an approximation which Lessor and Lessee agree is reasonable and the rental based thereon is not subject to revision whether or not the actual square footage is more or less.

2.2 Condition. Lessor shall deliver the Premises to Lessee clean and free of debris on the Commencement Date and warrants to Lessee that the existing plumbing, fire sprinkler system, lighting, air conditioning, heating, and loading doors, if any, in the Premises, other than those constructed by Lessee, shall be in good operating condition on the Commencement Date. If a non-compliance with said warranty exists as of the Commencement Date, Lessor shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify same at Lessor’s expense. ~~If Lessee does not give Lesser written notice of a non compliance with this warranty within thirty (30) days after the Commencement Dale, correction of that non compliance shall be the obligation of Lessee at Lessee’s sale cost and expense.~~

2.3 Compliance with Covenants, Restrictions and Building Code. Lessor warrants to Lessee that the improvements on the Premises comply with a all applicable covenants or restrictions of record and applicable building codes, regulations and ordinances in effect on the Commencement Date. Said warranty does not apply to the use to which Lessee will put the Premisee or to any Alterations or Utility installations (as defined in Paragraph 7.3 (a)) made or to be made by Lessee, the Premises do not comply with said warranty, Lessor shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor’s expense. ~~If Lessee does not give Lessee written notice of a non compliance with this warranty within six (6) months following the Commencement Dale, correction of that non compliance shall be the obligation of Lessee at Lessee’s sale cost and expense.~~ See Pg. 1(a)

2.4 Acceptance of Premises. Lessee hereby acknowledge: (a) that it has been advised by the Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical and fire sprinkler systems, security, environmental aspects, compliance with Applicable Law, as defined in Paragraph 6.3) and the present and future suitability of the Premises for Lessee’s intended use. (b) that Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to Lessee’s occupancy of the Premises and/or the term of this Lease, and (c) that neither Lessor, nor any of Lessor’s agents, has made any oral or written representations or warranties with respect to the said matters other than as set forth in this Lease.

2.5 Lessee Prior Owner/Occupant. The warranties made by Lessor in this Paragraph 2 shall be of no force or effect if immediately prior to the date set forth in Paragraph 1.1 Lessee was the owner or occupant of the Premises. In such event, Lessee shall, at Lessee’s sole cost and expense, correct any non-compliance of the Premises with said warranties.

3.	Term.

3.1 Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

3.2 Early Possession. If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early, possession. All other terms of this Lease, however, (including but not limited to the obligations to pay Real Property Taxes and Insurance premiums and to maintain the Premises) shall be in effect during such period. Any such early possessions shall not affect nor advance the Expiration Date of the Original Term.

GROSS	PAGE 1	Initials

#2.2	If Lessee does not give Lessor written notice of non-compliance with this warranty within ninety (90) days notice after the Commencement Date, correction of such non-compliance shall be the obligation of Lessee at Lessee’s sole cost and expense; provided, however, that any latent defect in the items enumerated hereinabove causing non-compliance shall be the obligation of Lessor at Lessor’s sole cost and expense for the entire Lease Term.

#2.3	Lessor’s obligation to rectify any non-compliance pursuant to this Paragraph 2.3 shall apply to all covenants, restrictions and building codes, regulations and ordinances (collectively for this paragraph only, the “Regulations”) in effect on the Commencement Date. Unless otherwise provided for in this Lease, the non-compliance of the Premises the cause of which is a change in Regulations subsequently to the Commencement Date shall be rectified by Lessee.

page 1(a)

3.3 ~~Delay in Possession. If for any reason Lessor cannot deliver possession of the Premises to Lessee as agreed herein by the Early Possession Date, If one is specified in Paragraph 1.4, or, If no Early Possession Date is specified, by the Commencement Date, Lessor should not be subject to any liability thereof, nor shall such failure affect the validity of this Lease, or the obligations of Lessee hereunder, or extend the term hereof, but in such case, Lessee shall not, except as otherwise provided herein, be obligated to pay rent or perform any other obligation of Lessee under the terms of this Lease until Lessor delivers possession of the Premises to Lessee. If possession of the Premises is not delivered to Lessee within (60) days after the Commencement Date, Lessee may, at its option, by notice in writing to Lessor within (10) days thereafter, cancel this Lease. In which event the Parties shall be discharged from all obligations hereunder; provided, however, that it such written notice by Lessee is not received by lessor within said ten (10) days period, Lessee’s right to cancel this Lease shall terminate and be of re-further force or effect. Except as may be otherwise provided, and regardless of when the term actually commences. If possession is not tendered to Lessee when required by this Lease and Lessee does not terminate this Lease, as aforesaid, the period free of the obligation to pay Base Rent. If any that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what a Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delayed caused by the acts, changes or omission of Lessee.~~

4. Rent.

4.1 Base Rent. Lessee shall cause payment of Base Rent and other rent or charges, as the same may be adjusted from time to time, to be received by Lessor in lawful money of the United States, without offset or deduction, on or before the day on which it is due under the terms of this Lease. Base Rent and all other rent and charges for any period during the term hereof which is for less than one (1) full calendar month shall be prorated based upon the actual number of days of the calendar month involved. Payment of Base Rent and other charges shall be made to Lessor at its address stated herein or to such other persons or at such other addresses as Lessor may from time to time designate in writing to Lessee.

5. Security Deposit. Lessee shall deposit with Lessor upon execution hereof the Security Deposit set forth in Paragraph 1.7 as security for Lessee’s faithful performance of Lessee’s obligations under this Lease. If Lessee fails to pay Base Rent or other rent or charges due hereunder, or otherwise Defaults under this Lease (as defined in Paragraph 13.1), Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, cost, expense, loss or damage (including attorney’s fees) which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of said Security Deposit, Lessee shall within ten (10) days after written request therefor deposit moneys with Lessor’ sufficient to restore said Security Deposit to the full amount required by this Lease. Any time the Base Rent increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional moneys with Lessor sufficient to maintain the same ratio between the Security Deposit and the Base Rent as those amounts are specified in the Basic Provisions. Lessor shall not be required to keep all or any part of the Security Deposit separate from its general accounts, Lessor shall, at the expiration or earlier termination of the term hereof and after Lessee has vacated the Premises, return to Lessee for, at Lessor’s option, to the last assignee, if any, of Lessee’s interest herein), that portion of the Security Deposit not used or applied by Lessor in accordance with applicable law and the terms of this Lease. Unless otherwise expressly agreed in writing by Lessor, no part of the Security Deposit shall be considered to be held in trust, to bear interest or other increment for its use, or to be prepayment for any moneys to be paid by Lessee under this Lease.

6. Use.

6.1 Use. Lessee shall use and occupy the Premises only for the purposes set forth in Paragraph 1.8, or any other use which is comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that creates waste or a nuisance, or that disturbs owners and/or occupants of, or causes to, neighboring premises of properties.

6.2 Hazardous Substances.

(a) Reportable Uses Require Consent. The term “Hazardous Substance” as used in this Lessee shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is either; ~~(i) potentially injurious to the public health, safety or welfare, the environment or the Premises,~~ (ii) regulated or monitored by any governmental authority, or (iii) a basis for liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in, on or about the Premises which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without the express prior written consent of Lessor and compliance in a timely manner (at Lessee’s sole cost and expense) with all Applicable Law (as defined in Paragraph 6.3), “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority. Reportable Use shall also include Lessee’s being responsible for the presence in, on or about the Premises of a Hazardous Substance with respect to which any Applicable Law requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may, without Lessor’s prior consent, but in compliance with all Applicable Law, use any ordinary and customary materials reasonably required to be used by Lessee in the normal course of Lessee’s business permitted on the Premises, so long as such use is not a Reportable Use ~~and does not expose the Premises or neighboring properties to any meaningful risk of contamination or damage or expose Lessor to any liability therefor in addition.~~ Lessor may (but without any obligation to do so) condition its consent to the use or presence of any Hazardous Substance, activity or storage tank by Lessee upon Lessee’s giving Lessor such additional assurances as Lessor. In its reasonable discretion, deems necessary to protect itself, the public, the Premises and the environment against damage, contamination or injury and/or liability therefrom or therefor, including, but not limited to, the installation (and removal on or before Lease expiration or earlier termination) of reasonably necessary protective modifications to the Premises (such as concrete encasements) and/or the deposit of an additional Security Deposit under Paragraph 5 hereof.

(b) Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance, or a condition involving or resulting from same, has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor. Lessee shall also immediately give Lessor a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action or proceeding given to, or received from, any governmental authority or private party, or persons entering or occupying the Premises, concerning the presence, spill, release, discharge of, or exposure to, any Hazardous Substance or contamination in, on, or about the Premises, including but not limited to all such documents as may be involved in any Reportable Uses involving the Premises.

(c) Indemnification. Lessee shall indemnify, protect, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, and the Premises, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, costs, claims, liens, expenses, penalties, permits and attorney’s and consultant’s fees arising out of or involving any Hazardous Substance or storage tank brought onto the Premises by or for Lessee or under Lessee’s control. Lessee’s obligations under this Paragraph 6 shall include, but not limited to, the effects of any contamination or injury to person, property or the environment created ~~or suffered~~ by Lessee, and the cost of investigation (including consultant’s and attorney’s fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessees shall release Lessee from its obligations under this Lease with respect to Hazardous Substances or storage tanks, unless specifically so agreed by Lessor in writing at the time of such agreement.

6.3 Lessee’s Compliance with Law. Except as otherwise provided in this Lease, Lessee, shall, at Lessee’s sole cost and expense, fully, diligently and in a timely manner, comply with all “Applicable Law,” which term is used in this Lease to include all laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, ~~and the recommendations of Lessor’s engineers and/or consultants~~, relating in any manner to the Premises (including but not limited to matters pertaining to (i) industrial hygiene, (ii) environmental conditions on, in, under or about the Premises, including soil and groundwater conditions, and (iii) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill or release of any Hazardous Substance or storage tank), now in effect or which may hereafter come into effect, and whether or not reflecting a change in policy from any previously existing policy. Lease shall, within five (5) days after receipt of Lessor’s written request, provide Lessor with copies of all documents and information, including, but not limited to, permits, registrations, manifests, applications, reports and certificates, evidencing Lessee’s compliance with any Applicable Law specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation; warning, complaint or report pertaining to or involving failure by Lessee or the Premises to comply with Applicable Law.

6.4 Inspection; Compliance. Lessor and Lessor’s Lender(s) (as defined in Paragraph 8.3(a)) shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times upon prior notice for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease and all Applicable Laws (as defined in Paragraph 6.3), and to employ experts and/or consultants in connection therewith and/or to advise Lessor with respect to Lessee’s activities, including but not limited to the installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance or storage tank on or from the Premises. The costs and expenses of any such inspections shall be paid by the party requesting same, unless a Default or Breach of this Lease, violation of Applicable Law, or a contamination, caused or materially contributed to by the Lessee is found to exist or be imminent, or unless the inspection is requested or ordered by a governmental authority as the result of any such existing or imminent violation or contamination. In any such case, Lessee shall upon request reimburse Lessor or Lessor’s Lender, as the case may be, for the costs and expenses of such inspections.

7. Maintenance; Repairs; Utility Installations; Trade Fixtures and Alterations.

7.1 Lessee’s Obligations.

(a) Subject to the provisions of Paragraphs 2.2 (Lessor’s warranty as to condition), 2.3 (Lessor’s warranty as to compliance with covenants, etc), 7.2 (Lessor’s obligations to repair), 9 (damage and destruction), and 14 (condemnation). Lessee shall, at Lessee’s sole cost and expense and at all times, keep the Premises and every part thereof in good order, condition and repair, (whether or not such portion of the Premises requiring repair, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee’s use,

GROSS	PAGE 2	Initials

any prior use, the elements or the age of such portion of the Premises), including, without limiting the generally of the foregoing, all equipment or facilities serving the Premises, such as plumbing, heating, air conditioning, ventilating , electrical, lighting facilities, boilers, fired or unfired pressure vessels, fire sprinkler and/or standpipe and hose or other automatic fire extinguishing system, including fire alarm and/or smoke detection systems and equipment, fire hydrants, fixtures, walls (interior and exterior), ceilings, floors, windows, doors, plate glass, skylights, landscaping, driveways parking lots, fences, retaining walls, signs, sidewalks and parkways located in, on, about, or adjacent to the Premises, but excluding foundations, the exterior roof and the structural aspects of the Premises. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under or about Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee’s expense, take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of, the Premises, the elements surrounding same, or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance and/or storage tank brought onto the Premises by or for Lessee or under its control. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices. See pg. 3(a) Lessee’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair.

(b) Lessee shall, at Lessee’s sole cost and expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for and with contractors specializing and experienced in, the inspection, maintenance and service of the following equipment and improvements, if any located on the Premises; (i) heating, air conditioning and ventilation equipment, (ii) boiler, fired or unfired pressure vessels, (iii) tire sprinkler and/or standpipe and hose or other automatic fire extinguishing systems, including fire alarm and/or smoke detection, (iv) landscaping and irrigation systems, (v) roof covering and drain maintenance and (vi) asphalt and parking lot maintenance.

7.2 Lessor’s Obligations. Upon receipt of written notice of the need for such repairs and subject to Paragraph 13.5, Lessor shall, at Lessor’s expense, keep the foundations, exterior roof and structural aspects of the Premises in good order, condition and repair. Lessor shall not, however, be obligated to paint the exterior surface of the exterior walls or to maintain the windows, doors or plate glass or the interior surface of exterior walls. Lessor shall not, in any event, have any obligation to make any repairs until Lessor receives written notice of the need for such repairs. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises. Lessee and Lessor expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease with respect to, or which affords Lessee the right to make repairs at the expense of Lessor or to terminate this Lease by reason of, any needed repairs. See para. #51 & 53

7.3 Utility Installations; Trade Fixtures; Alterations.

(a) Definitions; Consent Required. The Term “Utility Installations” is used in this Lease to refer to all carpeting, window coverings, air lines, power panels, electrical distribution, security, fire protection systems, communication systems, lighting fixtures, heating, ventilating, and air conditioning equipment, plumbing, and fencing in, on or about the Premises. The term “Trade Fixtures” shall mean Lessee’s machinery and equipment that can be removed without doing material damage to the Premises. The term “Alterations” shall mean any modification of the improvements on the Premises from that which are provided by Lessor under the terms of this Lease, other than Utility Installations or Trade Fixtures, whether by addition or deletion. “Lessee Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor as defined in Paragraph 7.4(a). Lessee shall not make any Alterations or Utility Installations in, on, under or about the Premises without Lessor’s prior written consent. Lessee may, however, make non-structural Utility Installations to the Interior of the Premises (excluding the roof), as long as they are not visible from the outside, do not involve puncturing, relocating, or removing the roof or any existing walls, and the cumulative cost thereof during the term of this Lease as extended does not exceed $100,000.00

(b) Consent. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with proposed detailed plans. All consents given by Lessor, whether by virtue of Paragraph 7.3(a) or by subsequent specific consent, shall be deemed conditioned upon: (i) Lessee’s acquiring all applicable permits required by governmental authorities, (ii) the furnishing of copies of such permits together with a copy of the plans and specifications for the Alteration or Utility Installation to Lessor prior to commencement of the work thereon, and (iii) the compliance by Lessee with all conditions of said permits in a prompt and expeditious manner. Any Alterations or Utility Installations by Lessee during the term of this Lease shall be done in a good and workmanlike manner, with good and sufficient materials, and in compliance with all Applicable Law. Lessee shall promptly upon completion thereof furnish Lessor with as-built plans and specifications therefor. Lessor may (but without obligation to do so) condition its content to any requested Alteration or Utility Installation that costs $10,000 or more upon Lessee’s providing Lessor with a lien and completion bond in an amount equal to one and one-half times the estimated cost of such Alteration or Utility Installation and/or upon Lessee’s posting an additional Security Deposit with Lessor under Paragraph 36 thereof.

(c) Indemnification. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanics’ or materialmen’s lien against the Premises or any interest therein, Lessee shall give Lessor not less than ten (10) days’ notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility in or on the Premises as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself. Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises. If Lessor shall require, Lessee shall furnish to Lessor a surely bond satisfactory to Lessor in an amount equal to one and one-half times the amount of such contested lien claim or demand, indemnifying Lessor against liability for the same, as required by law for the holding of the Premises free from the effect of such lien or claim. In addition, Lessor may require Lessee to pay Lessor’s attorney’s fees and costs in participating in such action if Lessor shall decide it is to its best interest to do so.

7.4 Ownership; Removal; Surrender; and Restoration

(a) Ownership. Subject to Lessor’s right to require their removal or become the owner thereof as hereinafter provided in this Paragraph 7.4, all Alterations and Utility Additions made to the Premises by Lessee shall be the property of and owned by Lessee, but considered a part of the Premises. ~~Lessor may at any time and its option, elect in writing to Lessee to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per subparagraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall at the expiration or earlier termination of this Lessee, become the property of Lessor and remain upon and be surrendered by Lessee with the Premises~~

(b) Removal. Unless otherwise agreed in writing, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or earlier termination of this Lease, notwithstanding their installation may have been consented to by Lessor. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent of Lessor.

(c) Surrender/Restoration. Lessee shall surrender the Premises by the end of the last day of the Lease term or any earlier termination date, with all of the improvements, parts and surfaces thereof clean and free of debris and in good operating order, condition and state of repair, ordinary wear and tear excepted. “Ordinary wear and tear” shall not include any damage or deterioration that would have been prevented by good maintenance practice or by Lessee performing all of its obligations under this Lease. Except as otherwise agreed or specified in writing by Lessor, the Premises, as surrendered, shall include the Utility Installations. The obligation of Lessee shall include the repair of any damage occasioned by the installation, maintenance or removal of Lessee’s Trade Fixtures, furnishings, equipment, and Alterations and/or Utility Installations, as well as the removal of any storage tank installed by or for Lessee, and the removal, replacement, or remediation of any soil, material or ground water contaminated by Lessee, all as may then be required by Applicable Law and/or good practice. Lessee’s Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee subject to its obligation to repair and restore the Premises per this Lease. See pg. 3(a)

8. Insurance; Indemnity. See para. #51

8.1 Payment of Premium Increases.

(a) Lessee shall pay to Lessor any insurance cost increase (“Insurance Cost Increase”) occurring during the term of this Lease. “Insurance Cost Increase” is defined as any increase in the actual cost of the Insurance required under Paragraphs 8.2(b), 8.3(a) and 8.3(b). (“Required Insurance”), over and above the Base Premium, as hereinafter defined, calculated on an annual basis. “Insurance Cost Increase” shall include, but not be limited to, increases resulting from the nature of Lessee’s occupancy, any act or omission of Lessee, requirements of the holder of a mortgage or deed of trust covering the Premises, increased valuation of the Premises, and/or a premium rate increase. If the parties insert a dollar amount in Paragraph 1.9, such amount shall be considered the “Base Premium.” In lieu thereof, if the Premises have been previously occupied, the “Base Premium” shall be the annual premium applicable to the most recent occupancy. If the Premises have never been occupied, the “Base Premium” shall be the lowest annual premium reasonably obtainable for the Required Insurance as of the commencement of the Original Term, assuming the most nominal use possible of the Premises. In no event, however, shall Lessee be responsible for any portion of the premium cost attributable to liability insurance coverage in excess of $1,000,000 procured under Paragraph 8.2(b) (Liability Insurance Carried By Lessor).

(b) Lessee shall pay any such Insurance Cost Increase to Lessor within thirty (30) days after receipt by Lessee of a copy of the premium statement or other reasonable evidence of the amount due. If the insurance policies maintained hereunder cover other property besides the Premises, Lessor shall also deliver to Lessee a statement of the amount of such Insurance Cost Increase attributable only to the Premises showing in reasonable detail the manner in which such amount was computed. Premiums for policy periods commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Commencement or Expiration of the Lease term.

8.2 Liability Insurance.

(a) Carried by Lessee. Lessee shall obtain and keep in force during the term of this Lease a Commercial General Liability policy of insurance protecting Lessee and Lessor (as an additional insured) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an “Additional Insured-Managers or Lessors of Premises” Endorsement and contain the “Amendment of the Pollution Exclusion” for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Lessee’s indemnity obligations under this Lease. The limits of said insurance required by this Lease or

GROSS	PAGE 3	Initials

#7.1	(provided, however, Lessor shall be responsible for repairing or replacing the structural components of the Building as provided for in this Lease)

#7.4	Notwithstanding anything to the contrary in this Lease, Lessee may remove its furniture, fixtures and equipment at the expiration of the Lease Term.

page 3(a)

as carried by Lessee shall not, however, limit the liability of Lessee nor relieve Leasee of any obligation hereunder. All insurance to be carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

(b) Carried By Lessor. In the event Lessor is the Insuring Party. Lessor shall also maintain liability insurance described in Paragraph 8.2(a), above, in addition to, and not in lieu of the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

8.3 Property Insurance–Building, Improvements and Rental Value.

(a) Building and Improvements. The insuring Party shall obtain and keep in force during the term of this Lease a policy or policies in the name of Lessor, with loss payable to Lessor and to the holders of any mortgages, deeds of trust or ground leases on the Premises (“Lender(s)”), insuring lose or damage to the Premises. The amount of such insurance shall be equal to the full replacement cost of the Premises, as the same shall exist from time to time, or the amount required by Lenders, but in no event more than the commercially reasonable and available insurable value thereof if, by reason of the unique nature or age of the improvements involved, such letter amount is less than full replacement cost. Lessee Owned Alterations and Utility Installation shall be insured by Lessee under Paragraph 8.4. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for any additional costs resulting from debris removal and reasonable amounts of coverage for the enforcement of any ordinance or law regulating the reconstruction or replacement of any undamaged sections of the Premises required to be demolished or removed by reason of the enforcement of any building, zoning, safely or land use laws as the result of a covered cause of loss, but not including plate glass insurance. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver or subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located.

(b) Rental Value, Lessor shall, in addition, obtain and keep in force during the term of this Lease a policy or policies in the name of Lessor, with loss payable to Lessor and Lender(s), insuring the loss of the full rental and other charges payable by Lessee to Lessor under this Lease for one (1) year (including all real estate taxes, insurance costs, and any scheduled rental increases). Said insurance shall provide that in the event the Lease is terminated by reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one full year’s loss of rental revenues from the date of any such loss. Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected rental income, property taxes, insurance premium costs and other expenses, if any, otherwise payable by Lessee, for the next twelve (12) month period.

(c) Adjacent Premises. If the Premises are part of a larger building, or if the Premises are part of a group of buildings owned by Lessor which are adjacent to the Premises, the Lessee shall pay for any increase in the premiums for the property insurance of such building or buildings if said increase is caused by Lessee’s acts, omissions, use or occupancy of the Premises.

(d) Tenant’s Improvements. Since Lessor is the Insuring Party, the Lessor shall not be required to Insure Lessee Owned Alterations and Utility Installations unless the item in question has become the property of Lessor under the terms of this Lease.

8.4 Lessee’s Property Insurance. Subject to the requirements of Paragraph 8.5, Lessee at its cost shall either by separate policy or, at Lessor’s option, by endorsement to a policy already carried, maintain insurance coverage on all of Lessee’s personal property, Lessee Owned Alterations and Utility Installations in, on, about the Premises similar in coverage to that carried by the Insuring Party under Paragraph 8.3. Such insurance shall be full replacement cost coverage ~~with a deductible of not to exceed $1,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property or the restoration of Lessee Owned Alterations and Utilility Installations~~. Lessee shall be the Insuring Party with respect to the insurance required by this Paragraph 8.4 and shall provide Lessor with written evidence that such insurance is in force.

8.5 Insurance Policies. Insurance required hereunder shall be in companies duly licensed to transact business in the state where the Premises are located, and maintaining during the policy term a “General Policyholders Rating” of at least B+, V, or such other rating as may be required by a Lender having a lien on the Premises, as set forth in the most current issue of “Best’s Insurance Guide,” Lessee shall not do or permit to be done anything which shall invalidate the insurance policies referred to in this Paragraph 8. Lessee shall cause to be delivered to Lessor certified copies of, or certificates evidencing the existence and amounts of, the insurance, and with the additional insureds, required under Paragraph 8.2(a) and 8.4. No such policy shall be cancellable or subject to modification except after thirty (30) days prior written notice to Lessor. Lessee shall at least thirty (30) days prior to the expiration of such policies, furnish Lessor with evidence of renewals or “insurance binders” evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand.

8.6 Waiver of Subrogation. Without affecting any other rights or remedies, Lessee and Lessor (“Waiving Party”) each hereby release and relieve the other, and waive their entire right to recover damages (whether in contract or in fort) against the other, for loss of or damage to the Waiving Party’s property arising out of or incident to the perils required to be insured against under Paragraph 8. The effect of such releases and waivers of the right to recover damages shall not be limited by the amount of insurance carried or required, or by any deductibles applicable thereto.

8.7 Indemnity. Except for Lessor’s negligence and/or breach of express warranties. Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor’s master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, costs, liens, judgments, penalties, permits, attorney’s and consultant’s fees, expenses and/or liabilities arising out of, involving, or in dealing with, the occupancy of the Premises by Lessee, the conduct of Lessee’s business, any act, omission or neglect of Lessee, its agents, contractors, employees or invitees, and out of any Default or Breach by Lessee in the performance in a timely manner of any obligation on Lessee’s part to be performed under this Lease. The foregoing shall include, but not be limited to, the defense or pursuit of any claim or any action or proceeding involved therein, and whether or not (in the case of claims made against Lessor) litigated and/or reduced to judgment, and whether well founded or not. In case any action or proceeding be brought against Lessor by reason of any of the foregoing matters, Lessee upon notice from Lessor shall defend the same at Lessee’s expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be so indemnified — See pg. 4(a)

8.8 Exemption of Lessor from Liability. Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee’s employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is accessible or not. Lessor shall not be liable for any damages arising from any act or neglect of any other tenant of Lessor. Notwithstanding Lessor’s negligence or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee’s business or for any loss of income or profit therefrom.

9. Damage or Destruction.

9.1 Definitions.

(a) “Premises Partial Damage” shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, the repair cost of which damage or destruction is less than 50% of the then Replacement Cost oft he Premises Immediately prior to such damage or destruction, excluding from such calculation the value of the land and Lessee Owned Alterations and Utility Installations.

(b) “ Premises Total Destruction” shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility Installations the repair cost of which damage or destruction is 50% or more of the then Replacement Cost of the Premises immediately prior to such damage or destruction, excluding from such calculation, the value of the land and Lessee Owned Alterations and Utility Installations.

(c) “Insured Loss” shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), ~~Irrespective of any deductible amount of coverage limits involved.~~

(d) “ Replacement Cost” shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of applicable building codes, ordinances or laws, ~~and without deduction for depreciation.~~

(e) “Hazardous Substance Condition” shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 5.2(a), in, on, or under the Premises.

9.2 Partial Damage–Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor’s expense, repair such damage (but not Lessee’s Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible (but not to exceed 120 days) and this Lease shall continue in full force and effect. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to affect such repair, the Insuring Party shall promptly contribute the shortage in proceeds as and when required to complete said repair. “Lessor shall insure the existing as-built improvements and Lessee’s offices, electrical upgrades and demising wall installed within the Premises during the initial ninety (90) days (thru June 30, 1995) of the Lease term. All other property or additional improvements shall be insured at Lessee’s cost.”

#8.7	Indemnity. Except for Lessee’s negligence and/or breach of express warranties, Lessor shall indemnify, protect, defend and hold harmless the Premises, Lessee and its agents, Lessee’s partners and lenders, from and against any and all claims, damages, costs, liens, judgements, penalties, permits, attorney’s and consultant’s fees, expenses and/or liabilities arising out of, involving, or in dealing with, the ownership, use or occupancy of the Premises by Lessor, the conduct of Lessor’s business, any act, omission or neglect of Lessor, its agents, contractors, employees or invitees, and out of any Default of Breach by Lessor in the performance in a timely manner of any obligation on Lessor’s part to be performed under this Lease. The foregoing shall include, but not be limited to, the defense or pursuit of any claim or any action or proceeding involved therein, and whether or not (in the case of claims made against Lessee) litigated and/or reduced to judgment, and whether will founded of not in case any action or proceeding be brought against Lessee by reason of any of the foregoing matters. Lessor upon notice from Lessee shall defend the same at Lessor’s expense by counsel reasonably satisfactory to Lessee and Lessee shall cooperate with Lessor in such defense. Lessee need to have first paid any such claim in order to be so indemnified.

#9.2	“Lessor shall insure the existing as-built improvements and Lessee’s offices, electrical upgrades and demising wall installed within the Premises during the initial ninety (90) days (thru June 30, 1995) of the Lease term. All other property or additional improvements shall be insured at Lessee’s cost.”

page 4(a)

9.3 Partial Damag -Uninsured Loss. ~~If a Premises Partial Damage that is not an Insured Lose occurs. unless caused by a negligent or willful net of Lessee (in which event Lessee’s make the repairs at Lessee’s expense and this Lessee’s shall continue in full force and effect, but subject to Lessor’s rights under Paragraph 13), Lessor may be at Lessor’s option, either: (i) repair such damage as soon as reasonably possible at Lessor’s expense in which event this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such damage of Lessor’s desire to termintate this Lease as ot the date sixty (60) days following the giving of such notice. In the event Lessor elects to give such notice of Lessor’s intention to terminate this Lease shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee’s commitment to pay for the repair of such damage totally at Lessee’s expense and without reimbursement from Lessor. Lessee shall provide Lessor with the required funds or satisfactory assurance thereof within thirty (30) days following Lessee’s said commitment. In such event this Lesse shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible and the required funds are available. If Lessee does not five such notice and provide the funds or assurance thereof within the times specified above, the Lease shall terminte as of the date specified in Lessor’s notice of termination.~~

9.4 Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occur (including any destruction required by any authorized public authority), this Lease shall terminate thirty (30) days following the date of such Premises Total Destruction, whether or not the damage or destruction is an insured Loss or was caused by a negligent or willful act of Lessee. In the event, however, that the damage or destruction was caused by Lessee, Lessor shall have the right to recover Lessor’s damages from Lessee except as released and waived in Paragraph 8.6.

9.5 Damage Near End of Term. If at any time during the last six (6) months of the term of this Lease there is damage for which the cost to repair exceed one (1) month’s Base Rent, whether or not an Insured Loss, Lessor may, at Lessor’s option, terminate this Lease effective thirty (60) days following the date of occurrence of such damage by giving written notice to Lessee of Lessor’s election to do so within thirty (30) days after the date of occurrence of such damage. ~~Provided, however, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, within twenty (20) days following the occurence of the damage, or before the expiration of the time provided in such option for its exercise, whichever is earlier (“Exercise Period”), (i) exercising such option and (ii) providing Lessor with any shortage in insurance proceeds for adequate assurance thereof) needed to make the repairs. If Lessee duly exercises such option during said Exercise Period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor’s expense repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during said Exercise Period, then Lessor may at Lessor’s option terminate this Lease as of the expiration of said sixty (60) day period following the occurrence of such damage by giving written notice to Lessee of Lessot’s election to do so within ten (10) days after the expiration of the Exercise Period, notwithstanding any (Illegible) or provision in the grant of option to the contrary.~~

9.6 Abatement of Rent; Lessee’s Remedies.

(a) In the event of damage described in Paragraph 9.2 (Partial Damage-Insured), whether or not Lessor or Lessee repairs of restores the Premises the Base Rent, Real Property Taxes, insurance premiums, and other charges, if any, payable by Lessee hereunder for the period during which such damage, its repair or the restoration continues (not to exceed the period for which rental value insurance is required under Paragraph 8.3(b)), shall be abated in proportion to the degree to which Lessee’s use of the Premises is impaired. Except for abatement of Base Rent, Real Property Taxes, insurance premiums, and other charges, if any, as aforesaid, all other obligations of Lessee hereunder shall be performed by Lessee, and Lessee shall have no against Lessor for any damage suffered by reason of any such repair of restoration. See pg. 5 (a)

(b) If Lessor shall be obligated to repair or restore the Premises under the provisions of this Paragraph 9 and shall not commence, in a substantial and meaningful way, the repair or restoration of the Premises within sixty (60) days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair of restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice of Lessee’s election to terminate this Lease on a date not less than thirty (30) days following the giving of such notice, if Lessee gives such notice to Lessor and such Lenders and such repair or restoration is not commenced within thirty (30) days after receipt of such notice, this Lease shall terminate as of the date specified in said notice. If Lessor or a Lender commences the repair or restoration of the Premises within thirty (30) days after receipt of such notice, this Lease shall continue in full force and effect. “Commence” as used in this Paragraph shall mean either the unconditional authorization of the preparation of the required plane, or the beginning of the actual work on the Premises, whichever first occurs. See pg. 5 (a)

9.7 Hazardous Substance Conditions. If a Hazardous Substance Condition occurs, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by Applicable Law and this Lease shall continue in full force and effect, but subject to Lessor’s rights under Paragraph 13), Lessor may at Lessor’s option either (i) Investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to investigate and remediate such condition exceeds twelve (12) times the then monthly Base Rent or $100,000, whichever is greater, give written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition of Lessor’s desire to terminate this Lease as of the date thirty (30) days following the giving of such notice. In the event Lessor elects to give such notice to Lessor of Lessee’s commitment to pay for the investigation and remediation of such Hazardous Substance Condition totally at Lessee’s expense and without reimbursement from Lessor except to the extent of an amount equal to twelve (12) times the then monthly Base Rent or $100,000, whichever is greater, Lessee shall provide Lessor with the funds required of Lessee or satisfactory assurance thereof within thirty (30) days following Lessee’s said commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such investigation and remediation as soon as reasonably possible and the required funds are available. If Lessee does not give such notice and provide the required funds of assurance thereof within the times specified above, this Lease shall terminate as of the date specified in Lessor’s notice of termination. If a Hazardous Substance Condition occurs for which Lessee is not legally responsible, there shall be abatement of Lessee’s obligations under this Lease to the same extent as provided in Paragraph 9.6 (a) for a period of not to exceed twelve months.

9.8 Termination - Advance Payments. Upon termination of this lease pursuant to this Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor, Lessor shall, In addition, return to Lessee so much of Lessee’s Security Deposit as has not been, or is not then required to be, used by Lessor under the terms of this Lease.

9.9 Waive Statutes. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

10 Real Property Taxes. See para. #51

10.1 (a) Payment of Taxes. Lessor shall pay the Real Property Taxes, as defined Paragraph 10.2, applicable to the Premises; provided, however, that Lessee shall pay, in addition to rent, the amount, if any, by which Real Property Taxes applicable to the Premises increase over the fiscal tax year during which the Commencement Date occurs (“Tax Increase”). Subject to Paragraph 10.1(b), payment of any such Tax increase shall be made by Lessee within thirty (30) days after receipt of Lessor’s written statement setting forth the amount due and the computation thereof. Lessee shall promptly furnish Lessor with satisfactory evidence that such taxes have been paid. If any such taxes to be paid by Lessee shall cover any period of time prior to or after the expiration or earlier termination of the term hereof, Lessee’s share of such taxes shall be equitably prorated to cover only the period of time within the tax fiscal year this Lease is in effect, and Lessor shall reimburse Lessee for any overpayment after such proration.

(b) Advance Payment. In order insure payment when due and before delinquency of any or all Real Property Taxes, Lessor reserves the right of Lessor’s option, to estimate the current Real Property Taxes applicable to the Premises, and to require such current year’s Tax Increase to be paid in advance to Lessor by Lessee, either; (i) in a lump sum amount due, at least twenty (20) days prior to the applicable delinquency date, ~~or (ii) monthly in advance with the payment of the Base Rent. If Lessor elects to require payment monthly in advance, the monthly payment shall be that equal monthly amount which, over the number of months remaining before the month in which the applicable tax installment would become deliquent (and without interest thereon), would provide a fund large enough to fully discharge before deliquency the Estimated Tax Increase to be paid. When the actual amount of the applicable Tax increase is known, the amount of such equal monthly advance payment shall be adjusted as required to provide the fund needed to pay the applicable Tax Increase before delinquency. If the amounts paid to Lessor by Lessee under the provisions of the Paragraph are insufficient to discharge the obligations of Lessee to pay such Tax Increase as the same becomes due, Lessee shall pay to Lessor, Upon Lessor’s demand, such additional sums as are necessary to pay such obligation. All moneys paid to Lessor under this Paragraph may be intermingled with other moneys of Lesser and shall not be interest.~~ in the event of a Breach by Lessee in the performance of the obligations of Lessee under this Lease, then any balance of funds paid to Lessor under the provisions of this Paragraph may, subject to proration as provided in Paragraph 10.1(a), at the option of Lessor, be treated as an additional Security Deposit under Paragraph 5.

(c) Additional Improvements. Notwithstanding Paragraph 10.1(a) hereof, Lessee shall pay to Lessor upon demand therefor the entirety of any increase in Real Property Taxes assessed by reason of Alterations or Utility installations placed upon the Premises by Lessee or at Lessee’s request.

10.2 Definition of “Real Property Taxes.” As used herein, the term “Real Property Taxes” shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed upon the Premises by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, levied against any legal or equitable interest of Lessor in the Premises or in the real property of which the Premises are a part, Lessor’s right to rent or other income therefrom, and/or Lessor’s business of leasing the Premises. The term “Real Property Taxes” shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring, or changes in applicable law taking effect during the term of this Lease, including but not limited to a change in the ownership of the Premises or in the improvements thereon, the execution of this Lease, or any modification, amendment or transfer thereof, and whether or not contemplated by the Parties.

10.3 Joint Assessment. If the Premises are not separately assessed, Lessee’s liability shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available. Lessor’s reasonable determination thereof in good faith, shall be conclusive.

PAGE 5	Initials

#9.6(a)	Notwithstanding anything to the contrary contained in this Lease, if Lessor or any other responsible party has not completed repair and restoration within 120 days of the occurrence of said damage or destruction, then Lessee may terminate prior to substantial completion of such repair or restoration.

#9.6(b)	add “however, delays due to governmental agencies shall be excluded from these time limits.”

page 5(a)

10.4 Personal Property Taxes. Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises or elsewhere. When possible, Lessee shall cause its Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee’s said personal property shall be assessed with Lessor’s real property. Lessee shall pay Lessor the taxes attributable to Lessee within ten (10) days after receipt of a written statement setting forth the taxes applicable to Lessee’s property or, at Lessor’s option, as provided in Paragraph 10.1(b).

11. Utilities. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Lessee, Lessee shall pay a reasonable proportion, to be determined by Lessor, of all charges jointly metered with other premises.

12. Assignment and Subletting.

12.1 Lessor’s Consent Required.

(a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or otherwise transfer or encumber (collectively, ”assignment”) or sublet all or any part of Lessee’s interest in this Lease or in the Premises without Lessor’s prior written consent given under and subject to the terms of Paragraph 36.

(b) A change in the control of Lessee shall constitute an assignment requiring Lessor’s consent. See pg. 6 (a) ~~The transfer on a cumulative basis, of twenty five percent (25%) or more of the voting conrol of Lessee shall constitute a change in control for this purpose.~~

~~(c) The involvement of Leassee or its assets in any transaction, or series of transactions (by way of merger sale, acquisition, financing, refinancing, tranfer, leveraged by-out or otherwise), whether or not a forrmal assignment or hypothecation of this Lease or Lessee’s asset’s occurs, which results or will result in a reduction of the Net Worth of Lessee, as hereinafter defined, by an amount equal to or greater than twenty-five percent (25%) of such Net Worth of Lessee as it was represented to Lessor at the time of execution by Lessor of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, at which ever time said Net Worth of Lesseewas or is greater, shall be considered an assignment of this Lease by Lessee to which Lessor may reasonablywithhold its consent. “Net Worth of lessee” for purposesof this Lease shall be the net worth of Lessee (excluding any guarantors) established under geneallyaccepted accounting principles consistently applied~~.

(d) An assignment or subletting of Lessee’s Interest in this Lease without Lessor’s specific prior written consent shall, at leasor’s option be a Default curable after notice per Paragraph 13.1(c) ~~or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unconsented to assignment or subletting as a noncurable Breach, Lessor shall have the right to either: (i) terminate this Lease; or (ii) upon thirty (30) days written notice (‘Lessor’s Notice”). Increase the monthly Base Rent to fair market rental value or one hundred ten percent (110%) of the Base Rent then in effect, whichever is greater. Pending determination of the new fair market rental value, It disputed by Lessee, Lessee shall pay the amount set forth. In Lessor’s Notice, with any overpayment credited against the next installent(s) of Base Rent coming due, and any underpayment for the period retroactively to the effective data of the adjustment being due and payable immediately upon the determination thereof. Further, In the event of such Breach and market value adjustment. (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to the then fair market value (without the lease being considered an encumbrance or any deduction for depreciation or obsolescene, and considering the Premises at its highest and best use and in good condition), or one hundred ten percent (110%) of the price previously in effect, whichever is greater, (ii) any Index-oriented rental or price adjustment formulas contained in this Lease shall be adjusted to require that the base Index be determined with reference to the Index applicable to the time of such adjustment, and (iii) any fixed rental adjustment scheduled during the remainder of the Lease term shall be increased in the same ratio as the new market rental boare to the Base Rent in effect immediately prior to the market value adjustment.~~

12.2 Terms and Conditions Applicable to Assignment and Subletting.

(a) Regardless of Lessor’s consent, any assignment or subletting shall not; (i) be effective without the express written assumption by such assignee or sublease of the obligations of Lessee under this Lease, (ii) release Lessee of obligations hereunder, or (iii) after the primary liability of Lessee for the payment of Base Rent and other sums due Lessor hereunder or for the performance of any other obligations to be performed by Lessee under this Lease.

(b) Lessor may accept any rent or performance of Lessee’s obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of any rent or performance shall constitute a waiver or estoppel of Lessor’s right to exercise its remedies for the Default or Breach by Lessee of any of the terms, covenants or conditions of this Lease.

(c) The consent of Lessor to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting by Lessee or to any subsequent or successive assignment or subletting by the sublessee. ~~However, Lessor may consent to subsequent [illegible] and assignments of the sublease or any amendments or modifications thereto without notifying Lessee or anyone else liable on the Lease or sublease and without obtaining their consent and such motion shall not relieve such persons from liability under this Lease or sublease.~~

(d) In the event of any Default or Breach of Lessee’s obligations under this Lease, Lessor may proceed directly against Lessee, any Guarantors or any one else responsible for the performance of the Lessee’s obligations under this Lease, including the sublease, without first exhausting Lessor’s remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor or Lessee.

(e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee. Including but not limited to the intended use and/or required modification of the Premises, if any, ~~together with a non relundable deposit of $1,000 or ten percent (10%) of the current monthly Base Rent, whichever is greater as reasonable consideration for Lessor’s considering and processing the request for consent.~~ Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested by Lessor.

(f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed for the benefit of Lessor to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented in writing.

~~(g) The occurence of a transaction described in Paragraph 12.1(c) shall give Lessor the right (but not the obligation) to require that the Security Deposit be increased to an amount equal to six (6) times the than monthly Base Rent, and Lessor may make the actual receipt by Lessor of the amount required to establish such Security Deposit a condition to Lessor’s consent to such transaction~~.

~~(h) Lessor, as a condition to giving its consent to any assignment or subletting, may require that the amount and adjustment structure of the rent payable under this Lease be adjusted to what is then the market value and/or adjustment structure for property similar to the Premises as then constituted.~~

12.5 Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a) Lessee hereby assigns and transfers to Lessor all of Lessee’s interest in all rentals and income arising from any sublease of all or a portion of the Premises heretofore or hereafter made by Lessee, and Lessor may collect such rent and income and apply same toward Lessee’s obligations under this Lease; provided, however, that until a Breach (as defined in Paragraph 13.1) shall occur in the performance of Lessee’s obligations under this Lease, Lessee may, except as otherwise provided in this Lease, receive, collect and enjoy the rents accruing under such sublease. Lessor shall not, by reason of this or any other assignment of such sublease to Lessor, nor by reason of the collection of the rents from a sublease, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee’s obligations to such sublessee under such sublease. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee’s obligations under this Lease, to pay to Lessor the rents and other charges due and to become due under the sublease. Sublessee shall rely upon any such statement and request from Lessor and shall pay such rents and other charges to Lessor without any obligation or right to inquire as to whether such Breach exists and notwithstanding any notice from or claim from Lessee to the contrary. Lessee shall have no right or claim against said sublessee, or, until the Breach has been cured, against Lessor, for any such rents and other charges so paid by said sublessee to Lessor.

(b) In the event of a Breach by Lessee in the performance of its obligations under this Lease, Lessor, at its option and without any obligation to do so, may require any sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any other prior Defaults or Breaches of such sublessor under such sublease.

(c) ~~Any matter or thing requiring the consent of the sublessor under a sublease shall also require the consent of Lessor herein.~~

(d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor’s prior written consent.

(e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period. If any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

13. Defaults; Breach; Remedies.

13.1 Default; Breach. Lessor and Lessee agree that if an attorney is consulted by Lessor in connection with a Lessee Default or Breach (as hereinafter defined), $350.00 is a reasonable minimum sum per such occurrence for legal services and costs in the preparation and service of a notice of Default, and that Lessor may include the cost of such services and costs in said notice as rent due and payable to cure said Default. A “Default” is defined as a failure by the Lessee to observe, comply with or perform any of the terms, covenants, conditions or rules applicable to Lessee under this Lease. A “Breach” is defined as the occurrence of any one or more of the following Defaults, and, where a grace period for cure after notice is specified herein, the failure by Lessee to cure such Default prior to the expiration of the applicable grace period, and shall entitle Lessor to pursue the remedies set forth in Paragraphs 13.2 and/or 13.3:

(~~a) The vacating of the Premises without the interior in [illegible] same or the [illegible] of the Premises.~~

(b) In the event Lessee vacates or abandons the premises as defined herein, Lessee shall be responsible for the cost of all insurance coverages required of Lessor under the terms and conditions of the lease. Lessee shall receive credit toward the rent in paragraph #49 in the amount equal to the Lessor’s then current premium for an occupied building. This is to prevent Lessee from being charged twice for the insurance which is included in the rent.

GROSS	PAGE 6	Initials

(b) Except as expressly otherwise provided in this Lease, the failure by Lessee to make any payment of Base Rent or any other monetary payment required to be made by Lessee hereunder, whether to Lessor or to a third party, as and when due, the failure by Lessee to provide Lessor with reasonable evidence of Insurance or surety bond required under this Lease, or the failure of Lessee to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of five (5) days following written notice thereof by or on behalf of Lessor to Lessee.

(c) Except as expressly otherwise provided in this Lease, the failure by Lessee to provide Lessor with reasonable written evidence (in duly executed original form, if applicable of (i) compliance with applicable law per Paragraph 6.3., ~~(ii) the Inspection maintenance and service contracts required under Paragraph 7.1 (b)~~, (iii) the recission of an unauthorized assignment or subletting per Paragraph 12.1(b), (iv) a Tenancy Statement per Paragraphs 16 or 37, (v) the subordination or non-subordination of this Lease per Paragraph 30, ~~(vi) the guaranty of the performance of Lessee’s obligation under this Lease if required under Paragraph 1.11 and 37~~ (vii) the execution of any document requested under Paragraph 42 (easements), or (viii) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of ten (10) days following written notice by or on behalf of Lessor to Lessee.

(d) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 hereof, that are to be observed, compiled with or performed by Lessee, other than those described in subparagraphs (a), (b) or (c), above, where such Default continues for a period of thirty (30) days after written notice thereof by or on behalf of Lessor to Lessee; provided, however, that if the nature of Lessee’s Default is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach of this Lease by Lessee if Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

(e) The occurrence of any of the following events: (i) The making by Lessee of any general arrangement or assignment for the benefit of creditors; (ii) Lessee’s becoming a “debtor” as defined in 11 U.S.C. §101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days; (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this subparagraph (e) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

(f) The discovery by Lessor that any financial statement given to Lessor by Lessee or any Guarantor of Lessee’s obligations hereunder was materially false.

~~(g) If the performance of Lessee’s obligations under this Lease is guaranteed: (i) the death of the guarantor, (ii) the termination of the guarantor’s liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a guarantor’s becoming of its insolvent of the subject of a bankruptcy filing, (iv) a guarantor’s refusal to honor the guaranty, or (v) a guarantor’s breach of its guaranty obligation on an anticipatory breach basis, and Lessee’s failure, within sixty (60) days following written notice by or on behalf of Lessor to Lessee of any such event, to provide lessor with written alternative assurance or security which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the guarantors that existed at the time of execution of this Lessee.~~

13.2 Remedies. If Lessee falls to perform any affirmative duty or obligation of Lessee under this Lease, within ten (10) days after written notice to Lessee (or in case of an emergency, without notice) after applicable cure periods, Lessor may at its option (but without obligation to do so), perform such duty or obligation on Lessee’s behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Lessor shall be due and payable by Lessee to Lessor upon invoice therefor. If any check given to Lessor by Lesseeshall not be honored by the bank upon which it is drawn, Lessor, at its option, may require all future payments to be made under this Lease by Lessee to be made only by cashier’s check. In the event of a Breach of this Lease by Lessee, as defined in Paragraph 13.1, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach, Lessor may:

(a) Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor, in such event Lessor shall be entitled to recover from Lessee: (i) the worth at the time of the award of the unpaid rent which had been earned at the time of termination; (ii) ~~the worth of the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceedsthe amount of such rental fees that the Lessee proves could have been reasonably avoided~~; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount reasonably necessary to compensate Lessor for all the detriment proximately caused by the Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of the leasing commission paid by Lessor applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the prior sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent. Efforts by Lessor to mitigate damages caused by Lessee’s Default or Breach of this Lease shall not waive Lessor’s right to recover damages under this Paragraph. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding the unpaid rent and damages as are recoverable therein, or Lessor may reserve therein the right to recover all or any part thereof in a separate suit for such rent and/or damages. If a notice and grace period required under subparagraphs 13.1(b), (c) or (d) was not previously given, a notice to pay rent or quit, or to perform or quit, as the case may be, given to Lessee under any statute authorizing the forfeiture of leases for unlawful detainer shall also constitute the applicable notice for grace period purposes required by subparagraphs 13.1(b), (c) or (d). In such case, the applicable grace period under subparagraphs 13.1(b), (c) or (d) and under the unlawful detainer statute shall run concurrently after the one such statutory notice, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

(b) Continue the Lease and Lessee’s right to possession in effect (in California under California Civil Code Section 1951.4) after Lessee’s Breach and abandonment and recover the rent as it becomes due, provided Lessee has the right to sublet or assign, subject only to reasonable limitations. See Paragraphs 12 and 36 for the limitations on assignment and subletting which limitations Lessee and Lessor agree are reasonable. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver to protect the Lessor’s interest under the Lease, shall not constitute a termination of the Lessee’s right to possession.

(c) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state wherein the Premises are located.

(d) The expiration or termination of this Lease and/or the termination of Lessee’s right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee’s occupancy of the Premises.

13.3 Inducement Recapture In Event Of Breach. Any agreement by Lessor for free or abated rent or other charges applicable to the Premises, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee’s entering into this Lease, all of which concessions are hereinafter referred to as “Inducement Provisions,” shall be deemed conditioned upon Lessee’s full and faithful performance of all of the terms, covenants and conditions of this Lease to be performed or observed by Lessee during the term hereof as the same may be extended. Upon the occurrence of a Breach of this Lease by Lessee, as defined in Paragraph 13.1, any such inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated; given or paid by Lessor under such an Inducement Provision shall be immediately due and payable by Lessee to Lessor, and recoverable by Lessor as additional rent due under this Lease, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this Paragraph shall not be deemed a waiver by Lessor of the provisions of this Paragraph unless specifically so stated in writing by Lessor at the time of such acceptance.

13.4 Late Charges. ~~Lessee hereby acknowledges taht late payment by lessee to Lessor of rent and other [illegible] due hereunder will cause Lessor to Incur cosis not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which maybe imposed upon Lessor by the terms of any ground lease, mortgage or trust deed covering the Premises. Accordingly~~, If any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor’s designee within five (5) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to six percent (6%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s Default or Breach with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder. ~~In the [Illegible] of any other provision of this Lease to the contrary, Base Rent shall at Lessor’s option, become due and payable quarterly in advance.~~

13.5 Breach by Lessor. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor but in no event in excess of thirty (30) days, unless otherwise specifically provided for to the contrary; ~~For purposes of this Paragraph 13.5 a reasonable time shall in no event less than thirty (30) days after receipt by Lessor, and by the holders of any ground lease, mortgage or deed of trust covering the Premises whose name and address shall have been furnished Lessee in writing for even purpose of written notice specifying wherein such obligation of lessor has not been performed~~; provided, however, that if the nature of Lessor’s obligation is such that more than thirty (30) days after such notice are reasonably required for its performance, then Lessor shall not be in breach of this Lease if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (all of which are herein called “condemnation”), this Lease shall terminate as to the part so taken as of the date the condemning authority takes little possession, whichever first occurs. If more than ten percent (10%) of the floor area of the Premises, or more than twenty-five percent (25%) of the land area not occupied by any building, is taken by condemnation, Lessee may, at Lessee’s option, to be exercised in writing within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall

GROSS	PAGE 7	Initials

have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in the same proportion as the rentable floor area of the Premises taken bears to the total rentable floor area of the building located on the Premises. No reduction of Base Rent shall occur if the only portion of the Premises taken is land on which there is no building. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any compensation, separately awarded to Lessee for Lessee’s relocation expenses and/or loss of Lessee’s Trade Fixtures. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall to the extent of its net severance damages received, over and above the legal and other expenses incurred by Lessor in the condemnation matter, repair any damage to the Premises caused by such condemnation, except to the extent that Lessee has been reimbursed therefor by the condemning authority. Lessee shall be responsible for the payment of any amount in excess of such net severance damages required to complete such repair.

15. Broker’s Fee.

15.1 The Brokers named in Paragraph 1.10 are the procuring causes of this Lease.

15.2 Upon execution of this Lease by both Parties, Lessor shall pay to said Brokers jointly, or in such separate shares as they may mutually designate in writing, a fee as set forth in a separate written agreement between Lessor and said Brokers (or in the even) there is no separate written agreement between Lessor and said Brokers, the sum of $ see para. #62) for brokerage services rendered by said Brokers to Lessor in this transaction.

15.3 Unless Lessor and Brokers have otherwise agreed in writing, Lessor further agrees that: (a) if Lessee exercises any Option (as defined in Paragraph 39.1) or any Option subsequently granted which is substantially similar to an Option granted to Lessee in this Lease, or (b) if Lessee acquires any rights to the Premises or other premises described in this Lease which are substantially similar to what Lessee would have acquired had an Option herein granted to Lessee been exercised, or (c) if Lessee remains in possession of the Premises, with the consent of Lessor, after the expiration of the term of this Lease after having failed to exercise an Option, or (d) if said Brokers are the procuring cause of any other lease or sale entered into between the Parties pertaining to the Premises and/or any adjacent property in which Lessor has an interest, or (e) if Base Rent is increased, whether by agreement or operation of an escalation clause herein, then as to any of said transactions. Lessor shall pay said Brokers a fee in accordance with the schedule of said Brokers in effect at the time of the execution of this Lease.

15.4 Any buyer or transferee of Lessor’s interest in this Lease, whether such transfer is by agreement or by operation of law, shall be deemed to have assumed Lessor’s obligation under this Paragraph 15. Each Broker shall be a third party beneficiary of the provisions of this Paragraph 15 to the extent of its interest in any commission arising from this Lease and may enforce that right directly against Lessor and its successors.

15.5 Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any named in Paragraph 1.10) in connection with the negotiation of this Lease and/or the consummation of the transaction contemplated hereby, and that no broker or other person, firm or entity other than said named Brokers is entitled to any commission or finder’s fee in connection with said transaction. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys’ fees reasonably incurred with respect thereto.

15.6 Lessor and Lessee hereby consent to and approve all agency relationships, including any dual agencies, indicated in Paragraph 1.10.

16. Tenancy Statement.

16.1 Each Party (as “Responding Party”) shall within ten (10) days after written notice from the other Party (the “Requesting Party”) execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current “Tenancy Statement” form published by the American Industrial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

16.2 If Lessor desires to finance, refinance, or sell the Premises, any part thereof, or the building of which the Premises are a part, Lessee and all the Guarantors of Lessee’s performance hereunder shall deliver to any potential lender or purchaser designated by Lessor such financial statements of Lessee and such Guarantors as may be reasonably required by such lender or purchaser, including but not limited to Lessee’s financial statements for the past three (3) years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. Lessor’s Liability. The term ”Lessor” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the lessee’s interest in the prior lease. In the event of a transfer of a Lessor’s title or interest in the Premises or in this Lease. Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor at the time of such transfer or assignment. Except as provided in Paragraph 15, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

18. Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. Interest on Past-Due Obligations. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor within thirty (30) days following the date on which it was due, shall bear interest from the thirty-first (31st) day after it was due at the rate of 12% per annum, but not exceeding the maximum rate allowed by law, in addition to the late charge provided for in Paragraph 13.4.

20. Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

21. Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease are deemed to be rent.

22. No Prior or Other Agreements; Broker Disclaimer, This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character, and financial responsibility of the other party to this that it has made, and is relying solely upon, it’s own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party.

23. Notices.

23.1 All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by messenger or courier service) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party’s signature on this Lease shall be that Party’s address for delivery or mailing of notice purposes. Either Party may by written notice to the other specify a different address for notice purposes, except that upon Lessee’s taking possession of the Premises, the Premises shall constitute Lessee’s address for the purpose of mailing or delivering notices to Lessee. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate by written notice to Lessee.

23.2 Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given forty-eight (48) hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the United States Postal Service or courier. If any notice is transmitted by facsimile transmission or similar means, the same shall be deemed served or delivered upon telephone confirmation of receipt of the transmission thereof, provided a copy is also delivered via delivery or mail. If notice is received on a Sunday or legal holiday, it shall be deemed received on the next business day.

24. Waivers. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor’s consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. Regardless of Lessor’s knowledge of a Default or Breach at the time of accepting rent, the acceptance of rent by Lessor shall not be a waiver of any preceding Default or Breach by Lessee of any provision hereof. Other than the failure of Lessee to pay the particular rent so accepted. ~~Any payment given, Lessor by Lessee may be accepted by Lessor on account of moneys or damages due Lessor notwithstanding any qualifying statements or conditions made by Lessee in connection therewith which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.~~

25. Recording. Either Lessor or Lessee shall: upon request of the other, execute, acknowledge and deliver to the other a short form memorandum of this Lease for recording purposes. The Party requesting recordation shall be responsible for payment of any fees or taxes applicable thereto.

26. No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease.

27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

GROSS	PAGE 8	Initials

28. Covenants and Conditions. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions.

29. Binding Effect; Choice of Law. This Lease shall be binding upon the parties, their [illegible] representatives, successors and [illegible] be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30. Subordination; Attornment; Non-Disturbance.

30.1 Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, “Security Device”), now or hereafter placed by Lessor upon the real property of which the Premises are a part, to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. Lessee agrees that the Lenders holding any such Security Device shall have no duty, liability or obligation to perform any of the obligations of Lessor under this Lease, but that in the event of Lessor’s default with respect to any such obligation, Lessee will give any Lender whose name and address have been furnished Lessee in writing for such purpose notice of Lessor’s default and allow such Lender thirty (30) days following receipt of such notice for the cure of said default before invoking any remedies Lessee may have by reason thereof. If any Lender shall elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device and shall give written notice thereof to Lessee, this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

30.2 Attornment. Subject to the non-disturbance provisions of Paragraph 30.3 Lessee agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission of any prior lessor with respect to events occurring prior to acquisition of ownership, (ii) be subject to any offsets or defenses which Lessee might have against any prior lessor, or (iii) be bound by prepayment of more than one month’s rent.

30.3 Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee’s subordination of this Lease shall be subject to receiving assurance (a “non-disturbance agreement”) from the Lender that Lessee’s possession and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises.

30.4 Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises. Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any such subordination or non-subordination, attornment and/or non-disturbance agreement as is provided for herein.

31. Attorney’s Fees. If any Party or Broker brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) or Broker in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorney’s fees. Such fees may be awarded in the same suit, whether or not such action or proceeding is pursued to decision or judgment. The term, “Prevailing Party” shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorney’s fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’s fees reasonably incurred. Lessor shall be entitled to attorney’s fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach.

32. Lessor’s Access; Showing Premises; Repairs. Lessor and Lessor’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times for the purpose of showing the same to prospective purchasers, lenders, or lessees, and making such alterations, repairs, improvements or additions to the Premises or to the building of which they are a part, as Lessor may reasonably deem necessary. Lessor may at any time place on or about the Premises or building any ordinary “For Sale” signs and Lessor may at any time during the last one hundred twenty (120) days of the term hereof place on or about the Premises any ordinary “For Lease” signs. All such activities of Lessor shall be without abatement of rent or liability to Lessee.

33. Auctions. Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Lessor’s prior written consent. Notwithstanding anything to the contrary in this Lease, Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

34. Signs. Lessee shall not place any sign upon the Premises, except that Lessee may, with Lessor’s prior written consent, install (but not on the roof) such signs as are reasonably required to advertise Lessee’s own business. The installation of any sign on the Premises by or for Lessee shall be subject to the provisions of Paragraph 7 (Maintenance, Repairs, Utility, Installations, Trade Fixtures and Alterations). Unless otherwise expressly agreed herein, Lessor reserves all rights to the use of the roof and the right to install, and all revenues from the installation of, such advertising signs on the Premises, including the roof, as do not unreasonably interfere with the conduct of Lessee’s business.

35. Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premise; provided, however, Lessor shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing subtenancies. Lessor’s failure within ten (10) days following any such event to make a written election to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor’s election to have such event constitute the termination of such interest.

36. Consents.

(a) Except for Paragraph 33 hereof (Auctions) or as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor’s actual reasonable costs and expenses (including but not limited to architects’, attorneys’, engineers’ or other consultants fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent pertaining to this Lease or the Premises, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, practice or storage tank, shall be paid by Lessee to Lessor upon receipt of an invoice and supporting documentation therefor. Subject to Paragraph 12.2(e) (applicable to assignment or subletting), Lessor may, as a condition to considering any such request by Lessee, require that Lessee deposit with Lessor an amount of money (in addition to the Security Deposit held under Paragraph 5) reasonably calculated by Lessor to represent the cost Lessor will incur in considering and responding to Lessee’s request. Except as otherwise provided, any unused portion of said deposit shall be refunded to Lessee without interest. Lessor’s consent to any act, assignment of this Lease or subletting of the Premises by Lessee shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exist, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent.

(b) All conditions to Lessor’s consent authorized by this Lease are acknowledged by Lessee as being reasonable. The failure to specify herein any particular condition to Lessor’s consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given.

37. Guarantor.

~~37.1 If there are to be any Guarantors of this Lease per Paragraph 1.11, the form of the guaranty to be executed by each such Guarantor shall be in the form most recently published by the American Industrial Real Estate Association, and each said Guarantor shall have the same obligations as Lessee under this Lease, including but not limited to the obligation to provide the Tenancy Statement and information called for by Paragraph 16.~~

~~37.2 It shall constitute a Default of the Lessee under this Lease if any such Guarantor fails or refuses, upon reasonable request by Lessor to give; (a) evidence of the due execution of the guaranty called for by this Lease, including the authority of the Guarantor (and of the party signing on Guarantor’s behalf) to obligate such Guarantor on said guaranty, and including in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, together with a certificate of incumbency showing the signatures of the persons authorized to sign on its behalf, (b) current financial statements of Guarantor as may from time to time be requested by Lessor, (c) a Tenancy Statement, or (d) written confirmation that the guaranty is still in effect.~~

38. Quiet Possession. Upon payment by Lessee of the rent for the Premises and the observance and performance of all of the covenants, conditions and provisions on Lessee’s part to be observed and performed under this Lease, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

39. Options.

39.1 Definition. As used in this Paragraph 39 the word “Option” has the following meaning: (a) the right to extend the term of this Lease or to renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal to lease the Premises or the right of first offer to lease the Premises or the right of first refusal to lease other property of Lessor or the right of first offer to lease other property of Lessor; (c) the right to purchase the Premises, or the right of first refusal to purchase the Premises, or the right of first offer to purchase the Premises, or the right to purchase other property of Lessor, or the right of first refusal to purchase other property of Lessor, or the right of first offer to purchase other property of Lessor.

~~39.2 Options Personal To Original Lessee. Each Option granted to Lessee in this Lease is personal to the original Lease named in Paragraph 1.1 hereof, and cannot be voluntarily or involuntarily assigned or exercised by any person or entity other than said original Lessee is in full and actual possession of the Premises and without the intention of thereafter assigning or subletting. The Options, if any, herein granted to Lessee are not assignable, either as a part of an assignment of this Lease separately or apart therefrom, and no Option may be separated from this Lease in any manner, by reservation or otherwise.~~

39.3 Multiple Options. In the event that Lessee has any multiple Options to extend or renew this Lease, a later option cannot be exercised unless the prior Options to extend or renew this Lease have been validly exercised.

GROSS	PAGE 9	Initials

39.4	Effect of Default on Options.

(a) Lessee shall have no right to exercise an Option, notwithstanding any provision in the grant of Option to the contrary: (i) during the period commencing with the giving of any notice of [ILLEGIBLE] the period of time any monetary obligation due Lessor from Lessee is unpaid (without regard to whether notice thereof is given Lessee or (iii) during the time Lessee is in Breach of this Lease, or (iv) in the events that Lessor has given to Lessee three (3) or more notices of Default under Paragraph 13.1, whether or not the Defaults are cured, during the twelve (12) month period immediately preceding the exercise of the Option.

(b) The period of time within which an Opinion may be exercised shall not be extended or enlarged by reason of Lessee’s inability to exercise an Option because of the Provision of Paragraph 39.4(a).

~~(c) All rights of Lessee under the provision of an Option shall terminate and be of no further force or effect, notwithstanding Lessee’s due and timely exercise of the Option, if, after such exercise and during the term of this Lease. (I) Lessee fails to pay to Lessor a monetary obligation of Lessee for a period of thirty (30) days after such obligation becomes due (without any necessity of Lessor to give notice thereof to Lessee), or (II) Lessor gives to Lessee three or more notices of Default under Paragraph 13.1 during any twelve month period, whether or not the Defaults are cured, or (III) If Lessee commits a Breach of this Lease.~~

40. Multiple Buildings. If the Premises are part of a group of buildings controlled by Lessor, Lessee agrees that it will abide by keep and observe all reasonable rules and regulations consistently applied to all Lessees which Lessor may make from time to time for the management, safely, care, cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good orders, as well as for the convenience of other occupants or tenants of such other buildings and their invitees, and that Lessee will pay its fair share of common expenses incurred in connection therewith.

41. Security Measures. Lesse hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

42. Reservation. Lessor reserves to itself the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.

43. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provision of this Lease.

44. Authority. If either Party hereto is a corporation, trust, or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. If Lessee is a corporation, trust or partnership, Lessee shall, within thirty (30) days after request by Lessor, deliver to Lessor evidence satisfactory to Lessor of such authority.

45. Conflict. Any conflict between the printed provisions of this Lessee and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

46. Offer. Preparation of this Lease by Lessor or Lessor’s agent and submission of same to Lessee shall not be deemed an offer to lease to Lessee. This Lease is not intended to be binding until executed by all Parties hereto.

47. Amendments. This Lease may be modified only in writing, signed by the parties in interest at the time of the modification. The parties shall amend this Lease from time to time to reflect any adjustments that are made to the Base Rent or other rent payable under this Lease. As long as they do not materially change Lessee’s obligations hereunder, Lessee agrees to make such reasonable non- monetary modifications to this Lease as may be reasonably required by an institutional, insurance company, or pension plan Lender connection with the obtaining of normal financing or refinancing of the property of which the Premises are a part.

48. Multiple Parties. Except as otherwise expressly provided herein, if more than one person or entity is named herein as either Lessor or Lessee, the obligations of such multiple parties shall be the joint and several responsibility of all persons or entities named herein as such, Lessor or Lessee.

*	See Addendum attached hereto* In the event there is a conflict between the lease form and the addendum, the addendum shall govern.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

IF THIS LEASE HAS BEEN FILED IN, IT HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY FOR HIS APPROVAL. FURTHER, EXPERT SHOULD BE CONSULTED TO EVALUATE THE CONDITION OF THE PROPERTY AS TO THE POSSIBLE PRESENCE OF ASBESTOS, STORAGE TANKS OR HAZARDOUS SUBSTANCES. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY THE REAL ESTATE BROKERS(S) OR THEIR AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES; THE PARTIES SHALL RELY SOLELY UPON THE ADVICE OF THEIR OWN COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE. IF THE SUBJECT PROPERTY IS LOCATED IN A STATE OTHER THAN CALIFORNIA, AN ATTORNEY FROM THE STATE WHERE THE PROPERTY IS LOCATED SHOULD BE CONSULTED.

The parties hereto have executed this Lease at the place on the dates specified above to their respective signatures.

Executed at	Fontana, California			Executed at	Atlanta, Georgia
on	1995			on	1995
by LESSOR:				by LESSEE:
Tab Warehouse Fontana II				Brockway Standard, Inc.
a California General Partnership				a Delaware Corporation

By				By	/s/ Marguerite E. Ferrazzano
Name Printed:				Name Printed:	Marguerite E. Ferrazzano
Title:	General Partner			Title:	Vice President Operations Analysis
By	/s/ Milton Gottlieb			By	/s/ Perry H. Schwartz
Name Printed:	Milton Gottlieb			Name Printed:	Perry H. Schwartz
Title:	General Partner			Title:	Exec VP & CEO
Address:	160 Newport Ctr. Dr., Ste. 120			Address:	8607 Roberts Drive, Ste. 250
Newport Beach, CA 92660				Atlanta, GA 30350
Tel. No.	(714) 640-4800	Fax. No.	(714) 759-5619	Tel. No.	(404) 587-0888	Fax. No.	(404) 587-4075

NOTICE:	These forms are often modified to meet changing requirements of law and industry heads. Always write or call to make sure you are utilizing the most current form: American Industrial Real Estate Association. 345 South Figueroa Street, Suite M-1, Los Angeles, CA 90071. (213) 687-8777, Fax No. (213) 687-8616.

[c] Copyright 1990-By American Industrial Real Estate Association. All rights reserved.
No part of these works may be reproduced in any form without permission in writing.	FORM 105G-3/93

GROSS	PAGE 10

ADDENDUM TO AIR STANDARD INDUSTRIAL/

COMMERCIAL LEASE-GROSS dated February 24th 1995

49. Rent schedule:

From	To	Monthly rent (Gross)
4/1/95	9/30/98	$23,839.20

10/1/98	3/31/2000	$26,006.40

4/1/2000	9/30/2003	$27,451.20

10/1/2003	3/31/2006	$28,534.80

50. Demising wall: Lessee shall construct, at Lessee’s sole cost and expense a solid gypsum/stud wall spanning the entire height and width of the building. Lessee shall not be responsible for the removal of said wall at the end of Lessee’s occupancy. The wall may be painted at Lessee’s sole option.

51. Operating expense cap: During the initial sixty (60) months of the lease term, the rents in paragraph #49 above includes all property taxes, building insurance and landscape maintenance. Any increases in said expenses shall not be passed thru or otherwise charged to Lessee. At any time after the 60th month of the lease term, increases in the property taxes, building insurance and landscape maintenance over the base year amounts (Base year is defined as April 1, 2000) shall be paid by Lessee per the terms of the lease. “Base premium” shall be the annual premium for insurance as of the Base Year.

52. Electrical upgrade: Lessee shall provide the necessary electrical equipment and labor to increase the building’s electrical capacity to 1,200 AMPS of 277/480 Volt 3 Phase power. Lessor shall be responsible for separately metering the power between units. Lessee shall cooperate with Lessor to devise a mutually acceptable access method to the electrical room.

53. Roof Membrane/HVAC component replacement: In the event that either the roof membrane or HVAC unit(s) need replacement during Lessee’s occupancy of the premises, Lessor shall replace said item(s) at Lessor’s cost. Lessee shall only pay Lessee’s Pro-rata share of the actual replacement cost on a monthly basis over the remaining lease term. For illustration purposes, note the following example and assumptions:

Assuming...

•	Building “A” is 100,000 SF and has a roof that is 9 years old

•	It has an remaining life of 6 years

•	If the roof needed to be replaced in 6 years

•	The new roof has a 20 year roof life

•	The new roof costs $1.00/square foot to reroof

Example...

The calculation of the Lessee’s share would be as follows: since Lessee had occupied the premises during the prior 6 years and new roof has a 20 year life, then Lessee’s portion would be 6/20th’s.

100,000 SF x $1.00/sf =	$100,000	6/20th’s = 30% is Lessee’s share

$100,000 x 30% =	$30,000 is Lessee’s share payable over the remaining 48 months of the lease = $625/month.

11

54. Tenant Improvements: Lessee shall, at Lessee’s expense, accomplish any and all improvements/utility installations/trade fixtures that Lessee’s deems necessary for Lessee’s operations. See #50 and #52.

55. Intentionally deleted.

56. West property area: Lessee shall have access to and sole use of the land area along the west side of the premises per Exhibit “A” via the southern driveway throughout Lessee’s occupancy of the premises. Lessee shall have the right to use said area, consistent with all applicable governmental regulations for storage and/or parking. The cost to improve said area shall be at Lessee’s expense

57. Lessee’s right to inspect records: Lessee shall have the right to inspect, for audit purposes, the records, invoices, receipts, etc. associated with Lessee’s charges for the repair, maintenance, property taxes and insurance costs on Lessee’s portion of the premises. Lessee shall provide Lessor with at least ten (10) days prior written notice requesting review of records. This right of inspection shall only be for the prior twelve (12) month period.

58. Property tax reassessment: Lessee shall have the right at its own discretion and sole costs to apply for a tax assessment reduction as provided for by law. Lessor agrees to cooperate with said efforts but shall not be responsible for any associated costs. If such efforts are successful, the property tax reduction shall be credited against Lessee’s gross rent per paragraph #49 herein.

59. Pro-rata share: Lessee’s pro-rata share of the premises is calculated by dividing Lessee’s portion of 72,260 SF divided by the total building area of 136,264 SF equals 0.53/100ths.

60. Lessor’s consent/approval: whenever the Lessor’s consent/approval is required by this lease, Lessor’s consent/approval shall not be unreasonably withheld by Lessor.

61. Non-disturbance: Lessor shall obtain a commercially acceptable non-disturbance and attornment agreement from the current lender(s) under the current security device(s). Said agreement shall be delivered to Lessee and shall be reviewed and reasonably approved by Lessee concurrent with the mutual execution of this lease.

62. Real Estate brokerage fees: Lessee shall not be responsible for the payment of any fees. Lessor shall pay the fees herein to the real estate brokers named in paragraph #1.10 upon the occurance of:(a) mutual lease execution and possession of the premises by Lessee and (b) exercise of the option(s) to extend the lease term per para. #63 and/or (c) expansion within the premises per para. #64. Fees shall be based upon the total rental consideration multiplied by the following schedule: years 1 through 5 at five (5%) percent, years 6 through 10 at three (3%) percent and years 11-20 at two (2%) percent.

63. Options to extend: Subject to provisions of paragraph #39, Lessee shall have option to extend the term of this lease for two(2) additional consecutive five(5) year terms (effective the first 121st month and the 181st month, respectively, each (“adjustment dates”), upon the same terms and conditions set forth in the lease, except that the rent will be adjusted at each date as stated herein. The rent for each option period shall be calculated as follows:

63. Options to extend (continued)

Lessee shall notify Lessor in writing of Lessee’s intent to establish the rent for the first option to extend at least six (6) months prior to the expiration of the initial term in para.#1.3. Provided Lessee has exercised its first option to extend this lease, Lessee shall notify Lessor in writing of Lessee’s intent to establish rent for the second option to extend at least six(6) months prior to the expiration of the first option period of this lease. Provided Lessee gives Lessor notice of its intent to establish rent for the either of such option periods, the rent to be in effect during either option period shall be determined as set forth below. If Lessee actually elects to exercise an option to extend, Lessee shall notify lessor of Lessee’s actual exercise in writing within thirty(30) days of such date of determination of rent or six(6) months prior to the expiration of the then current term of this lease, whichever is sooner. The rent at the beginning of each option period shall be determined based upon ninety five (95%) of the market rental value (MRV) to be determined as stated below:

(A) the term market rental value (“MRV”) as used in this addendum, will mean the annual amount per square foot, projected during the option period, that a willing, comparable, non-equity tenant (excluding sub-lease and assignment transactions) would pay, and a willing, comparable Lessor of a comparable quality building located in Fontana, Ontario or Rancho Cucamonga area would accept, at arms length, for space of comparable (but not identical) size, quality, location, ceiling height, power, lighting, loading and floor thickness as the subject premises taking into account the age, quality and layout of the existing improvements in the premises and taking into account the items that professional real estate brokers customarily consider, including but not limited to, rental rates, availability, tenant size, tenant improvement allowances, reduced rent, free rent, and other lease concessions, if any, then being charged or granted by the Lessors of such similar buildings. The MRV of the subject premises would be an effective rate, not including, but accounting for, the above described concessions.

(B) provided that Lessee has notified Lessor of Lessee’s intent to establish the MRV in accordance with the above, Lessor shall, not later than seven(7) days after Lessor’s receipt of such notice, give written notice to Lessee of Lessor’s calculation of MRV of the premises as of the first day of the applicable option period.

(C) In the event that Lessee objects to Lessor’s MRV calculation, Lessee shall give written notice to Lessor not later than seven (7) days after Lessor’s MRV calculation is given, of Lessee’s election to determine the first rent by appraisal, in which event the MRV as of the first day of the option period in question shall be determined as of the first day of the option period in question shall be determined as follows:

(i) within seven (7) days after Lessee’s notice is given, Lessor and Lessee shall each select an licensed appraiser or qualified industrial real estate broker (“Advisors”) to determine the MRV of the premises as of the first day of the option period in question.

Addendum

63. Options to extends (continued)

(ii) If said advisors are unable to agree, within fifteen(15) days after Lessee’s notice, on the MRV for the option period in question (if the difference in the advisors MRV’s are less than five (5%) percent, the average of the MRV’s of the advisors shall constitute the agreed upon MRV), such two advisors shall select a third advisor who shall deliver a calculation of MRV within ten (10) days of his selection. The average of the two(2) closest MRVs of the three (3) MRVs shall constitute the agreed upon MRV for the option period in question.

(iii) Lessee and Lessor shall each be responsible for the costs of their respective advisors. The cost of the third advisor shall be split equally (50/50) by Lessor and Lessee.

64. Right of first refusal to lease additional space: Lessor hereby grants Lessee the right of first refusal to lease any available space within the premises upon the terms and conditions of a bonafide offer acceptable to Lessor to lease said space. Lessee shall have five(5) business days from receipt of notice of such bona fide offer which to elect to lease the additional space. Said notice shall contain a true copy of the bona fide offer to lease. In the event that Lessee does not notufy Lessor in writing of its intent to lease on such terms, Lessor may lease the additional space to said third party upon the terms and conditions set forth in the notice.

#65, 66 and 67........see attached

HAZARDOUS SUBSTANCES
&
AMERICAN DISABILITIES ACT

#65	Notice to Owners, Buyers and Tenants Regarding Hazardous Substances and Underground Storage Tanks

Comprehensive Federal, state and local regulations have recently been enacted to control the use, storage, handling, clean-up, removal and disposal hazardous and toxic wastes and substances. Extensive legislation has also been adopted with regard to underground storage tanks. As real estate licensees, we are not experts in the area of hazardous substances and we encourage you to consult with your legal counsel with respect to your rights and liabilities with regard to hazardous substances laws and regulations to obtain technical advice with regard to the use, storage, handling, clean-up, removal or disposal of hazardous substances from professionals, such as civil engineer, geologist or other persons with experience in these matters to advice you concerning the property. We also encourage you to review the past uses of the property, which may provide information as to the likelihood of the existence of hazardous substances or storage tanks on the property.

DAUM Commercial Real Estate Services will disclose any knowledge it actually possesses with respect to the existence of hazardous substances or underground storage tanks on the property. DAUM Commercial Real Estate Services has not made any investigations or obtained reports regarding the property, unless so indicated in a separate document signed by DAUM Commercial Real Estate Services. DAUM Commercial Real Estate Services makes no representation or warranty regarding the existence or non-existence of hazardous substances or underground storage tanks on the property.

With regard to the sale of real property, recently enacted California Health and Safety Code Section 25359.7 provides that any owner of non-residential real property who knows, or has reasonable cause to believe, that any release of hazardous substances has come to be located on or beneath real property, shall, prior to the sale of real property, give written notice of that condition to the buyer of the real property. Failure of the owner to provide written notice when required shall subject the owner to actual damages and other remedies provided by the law. In addition, where the owner has actual knowledge of the presence of any hazardous substance and knowingly and willfully fails to provide written notice to the buyer, the owner is liable for a civil penalty not to exceed $5,000 for each separate violation.

With regard to leases of real property, Section 25359.7 of the California Health and Safety Code provides that any lessee of real property who knows, or has reasonable cause to believe, that any release of hazardous substances has come to be located on or beneath the real property shall, upon discovery by the lessee of the presence or suspected presence of a hazardous substance release, give notice of that condition to the owner of the real property. Failure of the lessee to provide written notice as required to the owner shall make the lease voidable at the discretion of the owner. The Health and Safety Code provides that if, the lessee has actual knowledge of the presence of any hazardous substance release and knowingly or willfully fails to provide written notice as required to the owner, the lessee is liable for a civil penalty not to exceed $5000 for each violation.

As used in this notice, the term “hazardous substances” is used in the broadest sense and includes all hazardous and toxic materials, substances or waste as defined by applicable Federal, state and local laws and regulations and includes, but is not limited to petroleum products, paints and solvents, PCBs, asbestos, pesticides and other substances. Hazardous substances may be found on any type of real property, improved or unimproved, occupied or vacant.

#66

Notice to Owners, Buyers and Tenants Regarding the “Americans with Disabilities Act”

Legislation known as the “American with Disabilities Act” (“ADA”) was recently adopted and may affect The Property and/or its intended use. As real estate licensees, we are not experts in the legal or technical aspects of ADA as it may pertain to you. We encourage you to consult your legal counsel, architect and/or other professionals with appropriate experience with regard to your rights or obligations for compliance with ADA.

DAUM Commercial Real Estate Services makes no representation or warranty regarding the compliance or noncompliance of The Property under ADA.

(Lessor)
By	[ILLEGIBLE]	Dated	4/4/95

(Lessee)
By	[ILLEGIBLE]	Dated	3/21/95

EVP & CFO

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ADDENDUM TO

STANDARD INDUSTRIAL LEASE

Dated February 24, 1995

By and Between Tab Warehouse Fontana II (Lessor)

and Brockway Standard, Inc. (Lessee)

#67 RIGHT TO FIRST REFUSAL TO PURCHASE

(a) Lessor shall not, at any time prior to the expiration of the term of this Lease, or any extension thereof, sell the Premises, or any interest therein, without first giving written notice thereof to Lessee, which notice is hereinafter referred to as “Notice of Sale.

(b) The Notice of Sale shall include the exact and complete terms of the proposed sale and shall have attached thereto a photocopy of bona fide offer and counteroffer, if any, duly executed by both Lessor and the prospective purchaser.

(c) For a period of five (5) business days after receipt by Lessee of the Notice of Sale, Lessee shall have the right to give written notice to Lessor of Lessee’s exercise of Lessee’s right to purchase the Premises, or the interest proposed to be sold, on the same terms, price and conditions as set forth in the Notice of Sale. In the event that Lessor does not receive written notice of Lessee’s exercise of the right herein granted within said five (5) day period, there shall be a conclusive presumption that Lessee has elected not to exercise Lessee’s right hereunder, and Lessor may sell the Premises, or the interest proposed to be sold, on the same terms set forth in the Notice of Sale.

(d) In the event that Lessee declines to exercise its right of first refusal after receipt of the Notice of Sale, and, thereafter, Lessor and the prospective purchaser modify by more than 5%, (i) the sales price, (ii) the amount of down payment, or (iii) interest charged, (iv) any other material term of the offer or in the event that the sale is not consummated within 160 days of the date of the Notice of Sale, then Lessee’s right of first refusal shall reapply to said transaction as of the occurrence of any of the aforementioned events.

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